UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: April 11, 2023

HORACE MANN EDUCATORS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715‑0001
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217‑789‑2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	HMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On April 11, 2023, Horace Mann Educators Corporation (Company), (NYSE: HMN) announced the appointment of Stephen J. McAnena as Executive Vice President and Chief Operating Officer. The appointment is effective May 8, 2023.
Mr. McAnena, age 51, was most recently with Farmers Insurance where he was President of Distribution, Life and Financial Services from 2019 to 2022 and President of Personal Lines since 2022. He also held numerous roles at Liberty Mutual over 25 years, including serving as President of Business Insurance, President of Liberty Mutual Benefits, President of Liberty Mutual Personal Lines Distribution and Personal Lines Chief Product Officer. Mr. McAnena is an Associate of the Casualty Actuarial Society and holds a BBA degree in Actuarial Science from Temple University in Philadelphia.
Mr. McAnena’s annual salary will be $500,000 per year. Mr. McAnena will be eligible to participate in the Annual Incentive Program (AIP) with a target incentive of 60% of eligible earnings. Beginning in March 2024 and subject to Compensation Committee approval, Mr. McAnena will be eligible to participate in the Long-Term Incentive Program (LTIP) with a target opportunity of $500,000. This award will be comprised of 20% service-based restricted stock units (RSUs), 30% stock options, and 50% performance-based RSUs. The terms and conditions of the Company’s AIP and LTIP programs are outlined in greater detail in the Compensation Discussion & Analysis contained in the Company’s 2023 Proxy Statement filed on April 5, 2023. As the Executive Vice President and Chief Operating Officer, Mr. McAnena will be a Tier II participant in both the Executive Change in Control and Executive Severance Plans, as defined under the governing terms and requirements of the plan documents.
Upon joining the Company, Mr. McAnena will receive a one-time, $250,000 cash sign on payment. In May 2023, and subject to Compensation Committee approval, Mr. McAnena will receive an equity grant in the amount of $500,000. This award will be comprised of 20% service-based RSUs, 30% stock options, and 50% performance-based RSUs.
There are no family relationships between Mr. McAnena and any director, director nominee, or executive officer of the Company. Further, Mr. McAnena does not have an interest in any transaction that would be reportable under Item 404(a) of Regulation S-K.
A copy of the news release relating to this Item 5.02 is furnished as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the news release is also available on the Company's website at www.horacemann.com, under the Investors Relations tab.
Item 9.01: Financial Statements and Exhibits

(d)	Exhibits

	Exhibit 99.1	News Release dated April 11, 2023. (Pursuant to General Instruction B.2 to Form 8-K, this news release is furnished and is not filed.)

	Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Donald M. Carley
	Name:	Donald M. Carley
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: April 11, 2023
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